Exhibit 99.1

Cable One Reports Fourth Quarter and Full Year 2019 Results

February 27, 2020 – Phoenix, Arizona – (BUSINESS WIRE) – Cable One, Inc. (NYSE: CABO) (the “Company” or “Cable One”) today reported financial and operating results for the quarter and year ended December 31, 2019.

Cable One completed the acquisition of Clearwave Communications (“Clearwave”) on January 8, 2019 and the acquisition of Fidelity Communications Co.’s data, video and voice business and certain related assets (collectively, “Fidelity”) on October 1, 2019. The results discussed below and presented in the tables within this press release include Clearwave and Fidelity operations for the periods since the completion of their respective acquisitions.

Fourth Quarter 2019 Highlights:

●

Total revenues were $318.8 million in the fourth quarter of 2019 compared to $269.9 million in the fourth quarter of 2018, an increase of 18.1%. Residential data revenues increased 18.9% and business services revenues increased 41.6% year-over-year.

●

Net income was $53.6 million in the fourth quarter of 2019, an increase of 27.6% year-over-year. Adjusted EBITDA(1) was $158.3 million, an increase of 24.0% year-over-year. Net profit margin was 16.8% and Adjusted EBITDA margin(1) was 49.7%.

●

Net cash provided by operating activities was $156.6 million in the fourth quarter of 2019, an increase of 56.3% year-over-year. Adjusted EBITDA less capital expenditures(1) was $72.3 million in the fourth quarter of 2019 compared to $69.0 million in the fourth quarter of 2018.

●

Residential data primary service units (“PSUs”) grew by over 94,000, or 15.7%, year-over-year and by nearly 76,000, or 12.3%, sequentially. Business services PSUs grew by nearly 24,000, or 22.4%, year-over-year and by nearly 14,000, or 12.0%, sequentially.

Full Year 2019 Highlights:

●	Total revenues were $1.2 billion in 2019 compared to $1.1 billion in 2018, an increase of 8.9%. Residential data revenues increased 11.0% and business services revenues increased 31.1% year-over-year.

●

Net income was $178.6 million in 2019, an increase of 8.4% year-over-year. Adjusted EBITDA was $569.0 million, an increase of 13.6% year-over-year. Net profit margin was 15.3% and Adjusted EBITDA margin was 48.7%.

●

Net cash provided by operating activities was $491.7 million in 2019, an increase of 20.6% year-over-year. Adjusted EBITDA less capital expenditures was $306.6 million in 2019, an increase of 8.3% year-over-year.

(1) Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA less capital expenditures are defined in the section of this press release entitled “Use of Non-GAAP Financial Measures.” Adjusted EBITDA and Adjusted EBITDA less capital expenditures are reconciled to net income, Adjusted EBITDA margin is reconciled to net profit margin and Adjusted EBITDA less capital expenditures is also reconciled to net cash provided by operating activities. Refer to the “Reconciliations of Non-GAAP Measures” tables within this press release.

Fourth Quarter 2019 Financial Results Compared to Fourth Quarter 2018

Revenues increased $48.9 million, or 18.1%, to $318.8 million for the fourth quarter of 2019, including $39.4 million from Clearwave and Fidelity operations. The remaining increase was driven primarily by organic residential data and business services revenue growth. For the fourth quarter of 2019 and 2018, residential data revenues comprised 47.1% and 46.8% of total revenues and business services revenues comprised 17.9% and 14.9% of total revenues, respectively.

Operating expenses (excluding depreciation and amortization) were $103.4 million in the fourth quarter of 2019 compared to $91.8 million in the fourth quarter of 2018. Operating expenses as a percentage of revenues were 32.5% for the fourth quarter of 2019 compared to 34.0% for the year-ago quarter. The increase in operating expenses was primarily attributable to $12.6 million of additional expenses related to Clearwave and Fidelity operations. Operating expenses as a percentage of revenues, excluding the impact of Clearwave and Fidelity operations, were also 32.5% for the fourth quarter of 2019 compared to 34.0% for the fourth quarter of 2018.

Selling, general and administrative expenses were $64.7 million for the fourth quarter of 2019 and increased $7.1 million, or 12.3%, compared to the fourth quarter of 2018. Selling, general and administrative expenses as a percentage of revenues were 20.3% and 21.4% for the fourth quarter of 2019 and 2018, respectively. The increase in selling, general and administrative expenses was primarily attributable to $6.5 million of additional expenses related to Clearwave and Fidelity operations. Selling, general and administrative expenses as a percentage of revenues, excluding the impact of Clearwave and Fidelity operations, were 20.8% and 21.4% for the fourth quarter of 2019 and 2018, respectively.

Depreciation and amortization expense was $59.3 million for the fourth quarter of 2019 and increased $9.8 million, or 19.7%, including $11.9 million attributable to Clearwave and Fidelity operations. As a percentage of revenues, depreciation and amortization expense was 18.6% for the fourth quarter of 2019 compared to 18.3% for the fourth quarter of 2018. The Company recognized $2.8 million and $1.7 million of net losses on asset disposals during the fourth quarter of 2019 and 2018, respectively.

Interest expense increased $3.8 million, or 24.6%, to $19.0 million, driven primarily by additional outstanding debt incurred in connection with the Clearwave and Fidelity acquisitions and interest rate swap settlements, partially offset by lower interest rates.

Other income of $1.3 million and $1.5 million in the fourth quarter of 2019 and 2018, respectively, consisted primarily of interest and investment income.

The income tax provision was $17.2 million in the fourth quarter of 2019 compared to $13.5 million in the prior year quarter. The effective tax rate was 24.3% for both the fourth quarter of 2019 and 2018.

Net income was $53.6 million in the fourth quarter of 2019 compared to $42.0 million in the prior year quarter.

Adjusted EBITDA was $158.3 million and $127.6 million for the fourth quarter of 2019 and 2018, respectively, an increase of 24.0%. Capital expenditures for the fourth quarter of 2019 totaled $86.0 million, including capital expenditures for Clearwave and Fidelity operations, compared to $58.6 million for the fourth quarter of 2018. Adjusted EBITDA less capital expenditures for the fourth quarter of 2019 was $72.3 million compared to $69.0 million in the prior year quarter.

Full Year 2019 Financial Results Compared to Full Year 2018

Revenues increased $95.7 million, or 8.9%, to $1.2 billion for 2019, driven primarily by $59.3 million from Clearwave and Fidelity operations as well as organic residential data and business services revenue growth, partially offset by a decrease in residential video revenues. For 2019 and 2018, residential data revenues comprised 46.9% and 46.0% of total revenues and business services revenues comprised 17.5% and 14.5% of total revenues, respectively.

Operating expenses (excluding depreciation and amortization) were $388.6 million for 2019 and increased $18.3 million, or 4.9%, compared to 2018. Operating expenses as a percentage of revenues were 33.3% for 2019 compared to 34.5% for 2018. The increase in operating expenses attributable to Clearwave and Fidelity operations was $15.4 million. Excluding the expenses associated with Clearwave and Fidelity operations, operating expenses were $373.1 million for 2019, an increase of $2.9 million, or 0.8%, compared to 2018. The increase was due primarily to higher regulatory costs resulting from certain passthrough fees that were historically reported on a net basis, partially offset by lower programming expenses. Operating expenses as a percentage of revenues, excluding the impact of Clearwave and Fidelity operations, were 33.7% for 2019 compared to 34.5% for 2018.

Selling, general and administrative expenses increased $22.9 million, or 10.3%, to $245.1 million. Selling, general and administrative expenses as a percentage of revenues were 21.0% and 20.7% for 2019 and 2018, respectively. The increase in selling, general and administrative expenses attributable to Clearwave and Fidelity operations was $9.8 million. Excluding the expenses associated with Clearwave and Fidelity operations, selling, general and administrative expenses increased $13.1 million, or 5.9%, to $235.3 million due primarily to acquisition-related and rebranding costs incurred during 2019. Selling, general and administrative expenses as a percentage of revenues, excluding the impact of Clearwave and Fidelity operations, were 21.2% for 2019 compared to 20.7% for 2018.

Depreciation and amortization expense increased $19.0 million, or 9.6%, including a $21.0 million increase attributable to Clearwave and Fidelity operations. As a percentage of revenues, depreciation and amortization expense was 18.6% for 2019 compared to 18.4% for 2018.

The Company recognized a net loss on asset disposals of $7.2 million in 2019 compared to $14.2 million in 2018. In 2019, the Company recognized a gain on the sale of a non-operating property that housed its former headquarters, while the prior year included more asset disposals.

Interest expense increased $11.3 million, or 18.7%, to $71.7 million, driven primarily by additional outstanding debt incurred in connection with the Clearwave and Fidelity acquisitions and interest rate swap settlements, partially offset by lower interest rates on variable rate term loans, including loans used to redeem $450.0 million of higher rate senior unsecured notes in the second quarter of 2019 (the “Note Redemption”).

The Company recognized other expense of $4.9 million during 2019, consisting primarily of a $6.5 million call premium related to the Note Redemption and $4.9 million of debt issuance cost write-offs and expenses associated with financing transactions, partially offset by interest and investment income. The Company recognized other income of $4.5 million during 2018, consisting primarily of interest and investment income.

The income tax provision increased $8.0 million, or 17.0%, due primarily to an increase in taxable income of $21.8 million, or 10.3%. The Company’s effective tax rate was 23.6% and 22.3% for 2019 and 2018, respectively.

Net income was $178.6 million in 2019 compared to $164.8 million in 2018.

Adjusted EBITDA was $569.0 million and $500.8 million for 2019 and 2018, respectively, an increase of 13.6%. Capital expenditures totaled $262.4 million and $217.8 million for 2019 and 2018, respectively. Adjusted EBITDA less capital expenditures for 2019 was $306.6 million, an increase of $23.5 million, or 8.3%, from the prior year.

Liquidity and Capital Resources

At December 31, 2019, the Company had $125.3 million of cash and cash equivalents on hand compared to $264.1 million at December 31, 2018. The Company’s debt balance was $1.8 billion and $1.2 billion at December 31, 2019 and December 31, 2018, respectively. The Company also had $343.3 million available for borrowing under its revolving credit facility as of December 31, 2019. The Company repurchased 5,984 shares for $5.1 million during the first quarter of 2019.

The Company paid $48.5 million in dividends to stockholders during 2019, including $12.9 million during the fourth quarter.

Conference Call

Cable One will host a conference call with the financial community to discuss results for the fourth quarter and full year 2019 on Thursday, February 27, 2020, at 5 p.m. Eastern Time (ET).

Shareholders, analysts and other interested parties may register for the conference in advance at http://dpregister.com/10138555. Those unable to pre-register may join the call via the live audio webcast on the Cable One Investor Relations website or by dialing 1-844-378-6483 (Canada: 1-855-669-9657/International: 1-412-542-4178) shortly before 5 p.m. ET.

A replay of the call will be available from Thursday, February 27, 2020 until Thursday, March 12, 2020 on the Cable One Investor Relations website.

Additional Information Available on Website

The information in this press release should be read in conjunction with the consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K for the period ended December 31, 2019, which will be posted on the “SEC Filings” section of the Cable One Investor Relations website at ir.cableone.net when it is filed with the Securities and Exchange Commission (the “SEC”). Investors and others interested in more information about Cable One should consult the Company’s website, which is regularly updated with financial and other important information about the Company.

Use of Non-GAAP Financial Measures

The Company uses certain measures that are not defined by generally accepted accounting principles in the United States (“GAAP”) to evaluate various aspects of its business. Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA are non-GAAP financial measures and should be considered in addition to, not as superior to, or as a substitute for, net income, net profit margin, net cash provided by operating activities or capital expenditures as a percentage of net income reported in accordance with GAAP. Adjusted EBITDA and Adjusted EBITDA less capital expenditures are reconciled to net income, Adjusted EBITDA margin is reconciled to net profit margin and capital expenditures as a percentage of Adjusted EBITDA is reconciled to capital expenditures as a percentage of net income. Adjusted EBITDA less capital expenditures is also reconciled to net cash provided by operating activities. These reconciliations are included in the “Reconciliations of Non-GAAP Measures” tables within this press release.

“Adjusted EBITDA” is defined as net income plus interest expense, income tax provision, depreciation and amortization, equity-based compensation, severance expense, (gain) loss on deferred compensation, acquisition-related costs, (gain) loss on asset disposals, system conversion costs, rebranding costs, other (income) expense and other unusual expenses, as provided in the “Reconciliations of Non-GAAP Measures” tables within this press release. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of the Company’s business as well as other non-cash or special items and is unaffected by the Company’s capital structure or investment activities. This measure is limited in that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the Company’s cash cost of debt financing. These costs are evaluated through other financial measures.

“Adjusted EBITDA margin” is defined as Adjusted EBITDA divided by total revenues.

“Adjusted EBITDA less capital expenditures,” when used as a liquidity measure, is calculated as net cash provided by operating activities excluding the impact of capital expenditures, interest expense, income tax provision, changes in operating assets and liabilities, change in deferred income taxes and other unusual expenses, as provided in the “Reconciliations of Non-GAAP Measures” tables within this press release.

“Capital expenditures as a percentage of Adjusted EBITDA” is defined as capital expenditures divided by Adjusted EBITDA.

The Company uses Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA to assess its performance, and it also uses Adjusted EBITDA less capital expenditures as an indicator of its ability to fund operations and make additional investments with internally generated funds. In addition, Adjusted EBITDA generally correlates to the measure used in the leverage ratio calculations under the Company’s credit facilities to determine compliance with the covenants contained in the credit agreement. Adjusted EBITDA and capital expenditures are also significant performance measures used by the Company in its annual incentive compensation program. Adjusted EBITDA does not take into account cash used for mandatory debt service requirements or other non-discretionary expenditures, and thus does not represent residual funds available for discretionary uses.

The Company believes Adjusted EBITDA, Adjusted EBITDA margin and capital expenditures as a percentage of Adjusted EBITDA are useful to investors in evaluating the operating performance of the Company. The Company believes that Adjusted EBITDA less capital expenditures is useful to investors as it shows the Company’s performance while taking into account cash outflows for capital expenditures and is one of several indicators of the Company’s ability to service debt, make investments and/or return capital to its shareholders.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures, capital expenditures as a percentage of Adjusted EBITDA and similar measures with similar titles are common measures used by investors, analysts and peers to compare performance in the Company’s industry, although the Company’s measures of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA may not be directly comparable to similarly titled measures reported by other companies.

About Cable One

Cable One, Inc. (NYSE: CABO) is a leading broadband communications provider serving more than 900,000 residential and business customers in 21 states through its Sparklight® and Clearwave brands. Sparklight provides consumers with a wide array of connectivity and entertainment services, including high-speed internet and advanced Wi-Fi solutions, cable television and phone service. Sparklight Business and Clearwave provide scalable and cost-effective products for businesses ranging in size from small to mid-market, in addition to enterprise, wholesale and carrier customers.

Contacts

Trish Niemann	Steven Cochran
Senior Director, Corporate Communications	Chief Financial Officer
602-364-6372	investor_relations@cableone.biz
patricia.niemann@cableone.biz

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the Company’s industry, business, financial results and financial condition. Forward-looking statements often include words such as “will,” “should,” “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. The Company’s actual results may vary materially from those expressed or implied in its forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by the Company or on its behalf. Important factors that could cause the Company’s actual results to differ materially from those in its forward-looking statements include government regulation, economic, strategic, political and social conditions and the following factors, which are discussed in the Company’s Annual Report on Form 10-K for the period ended December 31, 2019 to be filed with the SEC:

●	rising levels of competition from historical and new entrants in the Company’s markets;
●	recent and future changes in technology;
●	the Company’s ability to continue to grow its business services products;
●	increases in programming costs and retransmission fees;
●	the Company’s ability to obtain hardware, software and operational support from vendors;
●	the effects of any acquisitions and strategic investments by the Company;
●	risks that the Company’s rebranding may not produce the benefits expected;
●	damage to the Company’s reputation or brand image;
●	risks that the implementation of the Company’s new enterprise resource planning system disrupts business operations;
●	adverse economic conditions;
●	the integrity and security of the Company’s network and information systems;
●	the impact of possible security breaches and other disruptions, including cyber-attacks;
●	the Company’s failure to obtain necessary intellectual and proprietary rights to operate its business and the risk of intellectual property claims and litigation against the Company;
●	the Company’s ability to retain key employees;
●	legislative or regulatory efforts to impose network neutrality and other new requirements on the Company’s data services;
●	additional regulation of the Company’s video and voice services;
●	the Company’s ability to renew cable system franchises;
●	increases in pole attachment costs;
●	changes in local governmental franchising authority and broadcast carriage regulations;
●	the potential adverse effect of the Company’s level of indebtedness on its business, financial condition or results of operations and cash flows;
●	the restrictions the terms of the Company’s indebtedness place on its business and corporate actions;
●	the possibility that interest rates will rise, causing the Company’s obligations to service its variable rate indebtedness to increase significantly;
●	the Company’s ability to incur future indebtedness;
●	fluctuations in the Company’s stock price;
●	the Company’s ability to continue to pay dividends;
●	dilution from equity awards and potential stock issuances in connection with acquisitions and strategic investments;
●	provisions in the Company’s charter, by-laws and Delaware law that could discourage takeovers; and
●	the other risks and uncertainties detailed from time to time in the Company’s filings with the SEC, including but not limited to its latest Annual Report on Form 10-K as filed with the SEC.

Any forward-looking statements made by the Company in this communication speak only as of the date on which they are made. The Company is under no obligation, and expressly disclaims any obligation, except as required by law, to update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise.

CABLE ONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended December 31,
(dollars in thousands, except per share data)	2019	2018	$ Change	% Change
Revenues:
Residential data	$150,285	$126,397	$23,888	18.9%
Residential video	86,356	82,578	3,778	4.6%
Residential voice	12,938	9,934	3,004	30.2%
Business services	56,936	40,213	16,723	41.6%
Other	12,236	10,730	1,506	14.0%
Total Revenues	318,751	269,852	48,899	18.1%
Costs and Expenses:
Operating (excluding depreciation and amortization)	103,448	91,791	11,657	12.7%
Selling, general and administrative	64,713	57,632	7,081	12.3%
Depreciation and amortization	59,271	49,506	9,765	19.7%
Loss on asset disposals, net	2,812	1,659	1,153	69.5%
Total Costs and Expenses	230,244	200,588	29,656	14.8%
Income from operations	88,507	69,264	19,243	27.8%
Interest expense	(19,038)	(15,279)	(3,759)	24.6%
Other income, net	1,341	1,485	(144)	(9.7)%
Income before income taxes	70,810	55,470	15,340	27.7%
Income tax provision	17,197	13,462	3,735	27.7%
Net income	$53,613	$42,008	$11,605	27.6%

Net Income per Common Share:
Basic	$9.43	$7.40	$2.03	27.4%
Diluted	$9.32	$7.34	$1.98	27.0%
Weighted Average Common Shares Outstanding:
Basic	5,685,840	5,674,067	11,773	0.2%
Diluted	5,751,970	5,723,528	28,442	0.5%

Deferred gain on cash flow hedges and other, net of tax	$23,043	$254	$22,789	NM
Comprehensive income	$76,656	$42,262	$34,394	81.4%

NM = Not meaningful.

CABLE ONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	Year Ended December 31,
(dollars in thousands, except per share data)	2019	2018	$ Change	% Change
Revenues:
Residential data	$547,240	$492,816	$54,424	11.0%
Residential video	335,190	343,384	(8,194)	(2.4)%
Residential voice	43,521	41,278	2,243	5.4%
Business services	204,500	155,952	48,548	31.1%
Other	37,546	38,865	(1,319)	(3.4)%
Total Revenues	1,167,997	1,072,295	95,702	8.9%
Costs and Expenses:
Operating (excluding depreciation and amortization)	388,552	370,269	18,283	4.9%
Selling, general and administrative	245,120	222,216	22,904	10.3%
Depreciation and amortization	216,687	197,731	18,956	9.6%
Loss on asset disposals, net	7,187	14,167	(6,980)	(49.3)%
Total Costs and Expenses	857,546	804,383	53,163	6.6%
Income from operations	310,451	267,912	42,539	15.9%
Interest expense	(71,729)	(60,415)	(11,314)	18.7%
Other income (expense), net	(4,907)	4,487	(9,394)	(209.4)%
Income before income taxes	233,815	211,984	21,831	10.3%
Income tax provision	55,233	47,224	8,009	17.0%
Net income	$178,582	$164,760	$13,822	8.4%

Net Income per Common Share:
Basic	$31.45	$28.98	$2.47	8.5%
Diluted	$31.12	$28.77	$2.35	8.2%
Weighted Average Common Shares Outstanding:
Basic	5,678,990	5,684,375	(5,385)	(0.1)%
Diluted	5,737,856	5,725,963	11,893	0.2%

Deferred gain (loss) on cash flow hedges and other, net of tax	$(68,062)	$256	$(68,318)	NM
Comprehensive income	$110,520	$165,016	$(54,496)	(33.0)%

NM = Not meaningful.

CABLE ONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(dollars in thousands, except par values)	December 31, 2019	December 31, 2018
Assets
Current Assets:
Cash and cash equivalents	$125,271	$264,113
Accounts receivable, net	38,452	29,947
Income taxes receivable	2,146	10,713
Prepaid and other current assets	15,619	13,090
Total Current Assets	181,488	317,863
Property, plant and equipment, net	1,201,271	847,979
Intangible assets, net	1,312,381	953,851
Goodwill	429,597	172,129
Other noncurrent assets	27,094	11,412
Total Assets	$3,151,831	$2,303,234

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued liabilities	$136,993	$94,134
Deferred revenue	23,640	18,954
Current portion of long-term debt	28,909	20,625
Total Current Liabilities	189,542	133,713
Long-term debt	1,711,937	1,142,056
Deferred income taxes	303,314	242,127
Other noncurrent liabilities	105,469	9,980
Total Liabilities	2,310,262	1,527,876

Stockholders' Equity
Preferred stock ($0.01 par value; 4,000,000 shares authorized; none issued or outstanding)	-	-
Common stock ($0.01 par value; 40,000,000 shares authorized; 5,887,899 shares issued; and 5,715,377 and 5,703,402 shares outstanding as of December 31, 2019 and 2018, respectively)	59	59
Additional paid-in capital	51,198	38,898
Retained earnings	980,355	850,292
Accumulated other comprehensive loss	(68,158)	(96)
Treasury stock, at cost (172,522 and 184,497 shares held as of December 31, 2019 and 2018, respectively)	(121,885)	(113,795)
Total Stockholders' Equity	841,569	775,358
Total Liabilities and Stockholders' Equity	$3,151,831	$2,303,234

CABLE ONE, INC.
RECONCILIATIONS OF NON-GAAP MEASURES
(Unaudited)

		Three Months Ended December 31,
(dollars in thousands)		2019	2018	$ Change	% Change
Net income		$53,613	$42,008	$11,605	27.6%
Net profit margin		16.8%	15.6%

Plus:	Interest expense	$19,038	$15,279	$3,759	24.6%
	Income tax provision	17,197	13,462	3,735	27.7%
	Depreciation and amortization	59,271	49,506	9,765	19.7%
	Equity-based compensation	3,139	3,224	(85)	(2.6)%
	Severance expense	-	729	(729)	(100.0)%
	(Gain) loss on deferred compensation	106	(191)	297	(155.5)%
	Acquisition-related costs	2,268	1,734	534	30.8%
	Loss on asset disposals, net	2,812	1,659	1,153	69.5%
	System conversion costs	1,541	1,135	406	35.8%
	Rebranding costs	636	545	91	16.7%
	Other income, net	(1,341)	(1,485)	144	(9.7)%
Adjusted EBITDA		$158,280	$127,605	$30,675	24.0%
Adjusted EBITDA margin		49.7%	47.3%

Less:	Capital expenditures	$86,028	$58,596	$27,432	46.8%
Capital expenditures as a percentage of net income		160.5%	139.5%
Capital expenditures as a percentage of Adjusted EBITDA		54.4%	45.9%

Adjusted EBITDA less capital expenditures		$72,252	$69,009	$3,243	4.7%

	Three Months Ended December 31,
(dollars in thousands)	2019	2018	$ Change	% Change
Net cash provided by operating activities	$156,556	$100,152	$56,404	56.3%
Capital expenditures	(86,028)	(58,596)	(27,432)	46.8%
Interest expense	19,038	15,279	3,759	24.6%
Amortization of debt issuance costs	(1,119)	(1,075)	(44)	4.1%
Income tax provision	17,197	13,462	3,735	27.7%
Changes in operating assets and liabilities	(9,300)	13,667	(22,967)	(168.0)%
Decrease in deferred income taxes	(27,299)	(16,347)	(10,952)	67.0%
(Gain) loss on deferred compensation	106	(191)	297	(155.5)%
Acquisition-related costs	2,268	1,734	534	30.8%
Severance expense	-	729	(729)	(100.0)%
Write-off of debt issuance costs	(3)	-	(3)	NM
System conversion costs	1,541	1,135	406	35.8%
Rebranding costs	636	545	91	16.7%
Other income, net	(1,341)	(1,485)	144	(9.7)%
Adjusted EBITDA less capital expenditures	$72,252	$69,009	$3,243	4.7%

NM = Not meaningful.

CABLE ONE, INC.
RECONCILIATIONS OF NON-GAAP MEASURES
(Unaudited)

		Year Ended December 31,
(dollars in thousands)		2019	2018	$ Change	% Change
Net income		$178,582	$164,760	$13,822	8.4%
Net profit margin		15.3%	15.4%

Plus:	Interest expense	71,729	60,415	11,314	18.7%
	Income tax provision	55,233	47,224	8,009	17.0%
	Depreciation and amortization	216,687	197,731	18,956	9.6%
	Equity-based compensation	12,300	10,486	1,814	17.3%
	Severance expense	215	2,347	(2,132)	(90.8)%
	Loss on deferred compensation	400	425	(25)	(5.9)%
	Acquisition-related costs	9,590	1,773	7,817	NM
	Loss on asset disposals, net	7,187	14,167	(6,980)	(49.3)%
	System conversion costs	4,828	5,037	(209)	(4.1)%
	Rebranding costs	7,294	968	6,326	NM
	Other income (expense), net	4,907	(4,487)	9,394	(209.4)%
Adjusted EBITDA		$568,952	$500,846	$68,106	13.6%
Adjusted EBITDA margin		48.7%	46.7%

Less:	Capital expenditures	262,352	217,766	44,586	20.5%
Capital expenditures as a percentage of net income		146.9%	132.2%
Capital expenditures as a percentage of Adjusted EBITDA		46.1%	43.5%

Adjusted EBITDA less capital expenditures		$306,600	$283,080	$23,520	8.3%

NM = Not meaningful.

	Year Ended December 31,
(dollars in thousands)	2019	2018	$ Change	% Change
Net cash provided by operating activities	$491,741	$407,769	$83,972	20.6%
Capital expenditures	(262,352)	(217,766)	(44,586)	20.5%
Interest expense	71,729	60,415	11,314	18.7%
Amortization of debt issuance costs	(4,646)	(4,163)	(483)	11.6%
Income tax provision	55,233	47,224	8,009	17.0%
Changes in operating assets and liabilities	(18,118)	18,621	(36,739)	(197.3)%
Decrease in deferred income taxes	(50,011)	(34,973)	(15,038)	43.0%
Loss on deferred compensation	400	425	(25)	(5.9)%
Acquisition-related costs	9,590	1,773	7,817	NM
Severance expense	215	2,347	(2,132)	(90.8)%
Write-off of debt issuance costs	(4,210)	(110)	(4,100)	NM
System conversion costs	4,828	5,037	(209)	(4.1)%
Rebranding costs	7,294	968	6,326	NM
Other income (expense), net	4,907	(4,487)	9,394	(209.4)%
Adjusted EBITDA less capital expenditures	$306,600	$283,080	$23,520	8.3%

NM = Not meaningful.

CABLE ONE, INC.
OPERATING STATISTICS
(Unaudited)

	As of December 31,		Change
(in thousands, except percentages, ARPU and employee data)	2019	2018	Amount	%
Homes Passed	2,326	2,094	233	11.1%

Residential Customers	822	734	88	12.0%

Data PSUs	695	601	94	15.7%
Video PSUs	298	310	(12)	(3.9)%
Voice PSUs	105	99	6	5.7%
Total residential PSUs	1,098	1,010	88	8.7%

Business Customers	85	71	14	20.2%

Data PSUs	78	62	16	25.8%
Video PSUs	16	16	(0)	(1.5)%
Voice PSUs	35	27	8	28.8%
Total business services PSUs	129	105	24	22.4%

Total Customers	907	805	102	12.7%
Total non-video	592	478	113	23.6%
Percent of total	65.2%	59.4%

Data PSUs	773	663	110	16.6%
Video PSUs	314	326	(12)	(3.8)%
Voice PSUs	139	126	13	10.7%
Total PSUs	1,227	1,115	111	10.0%

Penetration
Data	33.2%	31.7%		1.5%
Video	13.5%	15.6%		(2.1)%
Voice	6.0%	6.0%		0.0%

Share of Fourth Quarter Revenues
Residential data	47.1%	46.8%		0.3%
Business services	17.9%	14.9%		3.0%
Total	65.0%	61.7%		3.3%

ARPU - Fourth Quarter
Residential data(1)	$71.72	$69.90	$1.82	2.6%
Residential video(1)	$94.30	$88.22	$6.08	6.9%
Residential voice(1), (2)	$40.52	$32.97	$7.55	22.9%
Business services(2), (3)	$224.41	$189.40	$35.01	18.5%

Number of Employees	2,751	2,224	527	23.7%

Note:	All totals, percentages and year-over-year changes are calculated using exact numbers. Minor differences may exist due to rounding.
(1)

Average monthly revenue per unit (“ARPU”) values represent the applicable quarterly residential service revenues (excluding installation and activation fees) divided by the corresponding average of the number of PSUs at the beginning and end of each period, divided by three.

(2)

The increases in residential voice and business services ARPU from the prior year were partially a result of certain passthrough fees that were historically reported on a net basis. Residential voice and business services ARPU for the fourth quarter of 2019 would have been $35.67 and $220.66, respectively, if reported on a comparable basis.

(3)	ARPU values represent quarterly business services revenues divided by the average of the number of business customer relationships at the beginning and end of each period, divided by three.